Exhibit 99.1

Stran & Company Reports 28.7% Increase in Revenue for the First Quarter of 2023 and Achieves $15.8 Million in Revenue

Gross profit increases 45.9% over the same period last year

Conference call to be held today at 10:00 AM ET

Quincy, MA / May 15, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended March 31, 2023.

Andy Shape, President and Chief Executive Officer of Stran, commented, “We are proud to report a 28.7% increase in revenue to $15.8 million for the first quarter of 2023. Most notably, we achieved organic revenue growth of 17.7%, while many other companies in our industry are contracting, reflecting our increasing market share and diversified customer base. At the same time, our gross profit increased 45.9% over the same period last year. Historically the first quarter has been our slowest quarter in terms of revenue, however, we believe as a result of continually executing on our growth strategy, including M&A and organic growth, we have positioned ourselves for sustainable revenue growth. We incurred higher expenses, due in part to temporary costs associated with the integration of our recent acquisitions; however, we look forward to leveraging our fixed costs as we endeavor to grow revenue in order to result in strong future profitability. On the M&A front, we are effectively onboarding our previously announced acquisitions of Premier NYC Services (“Premier NYC”), Trend Promotional Marketing Corporation (“Trend Brand Solutions”), and G.A.P. Promotions, LLC (“G.A.P. Promotions”), and also entered into a definitive agreement to acquire T R Miller Co., Inc. (“TR Miller”) as announced in January. We expect to complete the TR Miller acquisition during the second quarter and believe the combination of these acquisitions brings important and unique advantages to Stran. At the same time, we have preserved a solid balance sheet with more than $10 million in cash, $5 million in short-term treasuries, and $5 million in AAA-rated corporate bonds and diversified mutual funds, which allows us to pursue additional growth initiatives, including accretive acquisitions.”

“We are witnessing strong contract momentum as a result of our marketing initiatives and signed a contract with a multinational direct-selling beauty product company during the quarter where we are providing incentive merchandise to bolster their loyalty program. We are currently in the process of launching their e-commerce store, which will provide easy access to products for their more than four million influencers. Overall, we have developed and executed a business growth strategy resulting in increased awareness of Stran, a strong customer base, and national footprint that we believe positions us to rapidly capture market share within the over $25 billion promotional products industry.”

Financial Results

Revenue increased 28.7% to approximately $15.8 million for the three months ended March 31, 2023 from approximately $12.3 million for the three months ended March 31, 2022. The increase was primarily due to higher spending from existing clients as well as business from new customers. Additionally, the Company benefited from the acquisitions of the G.A.P. Promotions assets in January 2022, the Trend Brand Solutions assets in August 2022, and the Premier NYC assets in December 2022.

Gross profit increased 45.9% to approximately $4.7 million, or 29.8% of revenue, for the three months ended March 31, 2023, from approximately $3.2 million, or 26.3% of revenue, for the three months ended March 31, 2022. The increase in the dollar amount of gross profit was due to increased sales, partially offset by an increase in purchasing costs.

Net loss for the three months ended March 31, 2023 was approximately $0.7 million, compared to a net loss of approximately $0.5 million for the three months ended March 31, 2022. The increase was primarily due to increased expenses relating to an increase in lead generation initiatives, integration expenses related to the acquisition of the G.A.P. Promotions assets, the Trend Brand Solutions assets, and the Premier NYC assets; due diligence relating to the asset purchase agreement for the acquisition of TR Miller’s assets; the implementation of an ERP system on NetSuite ERP’s platform; ongoing expenses related to being a public company; and higher cost of purchases in the three months ended March 31, 2023. This was partially offset by lower cost of purchases as a percentage of revenue in the three months ended March 31, 2023 and organic growth in our business.

Conference Call

The Company will host a conference call at 10:00 A.M. Eastern Time today to discuss the company’s financial results for the first quarter of 2023 ended March 31, 2023, as well as the company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 133705. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/48347 or on the Company’s Investors section of the website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the company’s Investors section of the website (ir.stran.com/news-events/ir-calendar) through, May 15, 2024. A telephone replay of the call will be available approximately one hour following the call, through May 29, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 48347.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$10,596,595	$15,253,756
Investments	10,269,101	9,779,355
Accounts Receivable, Net	11,914,586	14,442,626
Deferred Income Taxes	1,205,000	841,000
Inventory	5,665,924	6,867,564
Prepaid Corporate Taxes	87,459	87,459
Prepaid Expenses	611,320	386,884
Deposits	1,172,754	910,486
	41,522,739	48,569,130

PROPERTY AND EQUIPMENT, NET:	1,193,356	1,000,090

OTHER ASSETS:
Intangible Assets - Customer Lists, Net	5,654,804	6,272,205
Right of Use Asset - Office Leases	775,742	784,683
	6,430,546	7,056,888
	$49,146,641	$56,626,108

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current Portion of Contingent Earn-Out Liabilities	$2,171,603	$1,809,874
Current Portion of Lease Liability	320,197	324,594
Accounts Payable and Accrued Expenses	2,938,995	4,051,657
Accrued Payroll and Related	674,123	608,589
Unearned Revenue	1,871,846	633,148
Rewards Program Liability	-	6,000,000
Sales Tax Payable	259,633	365,303
Note Payable - Wildman	162,358	162,358
	8,398,755	13,955,523

LONG-TERM LIABILITIES:
Long-Term Contingent Earn-Out Liabilities	1,594,944	2,845,944
Long-Term Lease Liability	455,545	460,089
	2,050,489	3,306,033

STOCKHOLDERS’ EQUITY:
Common Stock, $.0001 Par Value; 300,000,000 Shares Authorized, 18,483,334 and 18,475,521 Shares Issued and Outstanding as of March 31, 2023 and December 31, 2022, respectively	1,849	1,848
Additional Paid-In Capital	38,306,533	38,279,151
Retained Earnings	389,015	1,083,553
	38,697,397	39,364,552
	$49,146,641	$56,626,108

STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS

THREE MONTHS ENDED MARCH 31, 2023 AND 2022

(UNAUDITED)

	2023	2022

SALES	$15,776,247	$12,259,583

COST OF SALES:
Purchases	10,023,546	7,956,616
Freight	1,058,748	1,084,802
	11,082,294	9,041,418

GROSS PROFIT	4,693,953	3,218,165

OPERATING EXPENSES:
General and Administrative Expenses	6,079,095	4,024,218
	6,079,095	4,024,218

EARNINGS (LOSS) FROM OPERATIONS	(1,385,142)	(806,053)

OTHER INCOME AND (EXPENSE):
Other Income (Expense)	56,637	(3,680)
Interest Income (Expense)	138,082	90,595
Unrealized Gain (Loss) on Investments	131,885	(3,731)
	326,604	83,184

EARNINGS (LOSS) BEFORE INCOME TAXES	(1,058,538)	(722,869)

PROVISION FOR INCOME TAXES	(364,000)	(177,055)

NET EARNINGS (LOSS)	(694,538)	(545,814)

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.04)	$(0.03)
Diluted	$(0.04)	$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	18,477,604	20,061,143
Diluted	18,477,604	20,061,143

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